EXHIBIT 6.13


              EDUVERSE ACCELERATED LEARNING SYSTEMS (CANADA), INC.

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is dated for reference the 3rd day of May 1999.

BETWEEN

     EDUVERSE Accelerated Learning Systems (Canada), Inc., a company incorporated under the laws of the Province of British Columbia and having an office at 2nd Floor, 1235 West Pender Street, Vancouver, British Columbia, V6E 2V6.

     (hereinafter referred to as the "Company")

AND

     Marc Crimeni having an address for notice at 3322 Sophia Street, Vancouver, BC, Canada V5V3T5.

     (hereinafter referred to as the "Employee")

WHEREAS:

A. The Company is principally engaged in the business of researching, developing and marketing multimedia educational software products (the "Company's Business"),

B.   The  Employee  has  been  hired  by the  Company  to work in the  Company's
     Business;

C. The Employee and the Company wish to enter into this Agreement to record the terms of employment between them;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good consideration, the Company hereby employs the Employee on the following terms and conditions:

1. Term of Employment. Subject to the provisions for termination set forth below, the Employee's employment with the Company, pursuant to this Agreement will begin on August 1, 1998 and continue until terminated in accordance with this Agreement.

2. Salary. The Company shall pay the Employee a salary of $7,500.00 per month for the services of the Employee, payable at regular payroll periods established by the Company. The Employee's salary will be subject to deductions for Income Tax, Canada Pension Plan and Employment Insurance remittances (collectively the "Government Deductions") and for the Employee's contributions to the employee benefit plan to be established by the Company on terms approved by the Directors of the Company ("Benefit Deductions").

3. Duties and Position. The Company will employ the Employee in the capacity of Executive Vice President. The Employee's duties shall include those commonly associated with the aforesaid capacity, including without limitation the duties set out in Schedule "A". The Employee agrees that



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     his duties may be reasonably modified at the Company's discretion from time to time The Employee will report to the President, or such other Company employee that may be designated by the management of the Company (hereafter referred to as "Manager") and will comply with all lawful instructions given by his/her Manager.

4. Policies and Procedures. The Employee shall abide by all policies and procedures defined by the Company in the Employee Orientation letter. These policies and procedures may be updated and changed at any time at the discretion of the Company.

5. Privacy. The company may monitor and/or review all email, voice mail, Internet browser usage and phone calls when deemed necessary by the Company without prior notice.

6. Devote Full Time to Company. The Employee will use his best efforts to promote the interests of the Company. The Employee will devote full time, attention and energies to the Company's Business, and during employment with the Company, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. The Employee is not prohibited from making personal investments in any other businesses provided those such businesses are not engaged in activities which are or may be competitive with the Company's Business and provided such investments do not require the Employee's active involvement. The Employee shall not commit or purport to commit the Company to:

     (a)  any financial obligation or liability in excess of $1,000.00, or

     (b)  sell or encumber any part of the assets of the Company.

7. Confidentiality. The Employee will not, during or after the term of his employment, reveal any confidential information or trade secrets of the Company to any person, firm, corporation, or entity. If the Employee reveals or threatens to reveal any such information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee. The Employee shall promptly sign and deliver the Company's form of Confidentiality and Non-Competition Agreement as a condition of employment.

8. Reimbursement of Expenses. The Employee may incur reasonable expenses for furthering the Company's Business, including expenses for entertainment, travel, and similar items. The Employee will obtain prior acceptance of the expenses from his/her Manager. The Company shall reimburse the Employee for all business expenses after the Employee presents a pre-approved itemized account of expenditures including original receipts, which is approved by his/her Manager pursuant to Company policy.




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9.   Vacation.  The  Employee  shall be entitled to a yearly paid  vacation of 3 weeks and increases in accordance with the labour laws of British Columbia. The Employee shall have due regard to the policies of the Company relating to the scheduling of vacations and the reasonable directions of his/her Manager.

10. Benefits. The Employee shall, subject to shareholder approval and regulatory approval. be entitled to the following benefits from the Company (with the specific details and terms of the following benefits to be determined by the Directors of the Company from time to time):

     (a) the Employee will participate in a stock option plan under which the Employee will receive a stock option for the subscription purchase of 100,000 Common Shares in the Company at an exercise price of $1.65 US per share;

     (b) the Employee will participate in a stock purchase plan (as and when established by the Company) under which the Employee will receive an option to acquire an equity interest in the Company through payroll deductions;

     (c) the Employee will participate in a group benefits package that will include disability insurance and term life insurance plans for employees of the Company.

11. Open Market Stock Trading Restrictions. All Employees participating in open market trades of the Company's shares, whether buying or selling, must first notify the CFO or President of the Company. An Employee who purchases shares of the Company on the open market must hold and may not sell those shares for a minimum of 6 (six) months from the date of the last purchase of any shares of the Company on the open market by such Employee. An Employee who sells shares of the Company must wait a minimum of 6 (six) months from the date of the last sale of Company shares by that Employee before purchasing additional shares of the Company's stock on the open market.

     These restrictions do not apply to the exercise of stock options or the shares acquired by an Employee pursuant to the exercise of stock options.


12. Disability. It is understood and agreed that while the Employee is entitled to receive payments under any disability insurance plan for Employees of the Company, then the Employee will not be entitled during such time, to receive the salary set out in Section 2. The Employee's full compensation will be reinstated upon the Employee's return to work on a full-time basis.

     If the Employee is absent from work or is unable to fully and effectively perform his duties because of illness or incapacity or for any other reason for a continuous period of more than 270 days or for an aggregate period of more than 270 days in any period of 365 days, then the Employer shall have the option to terminate the Employee's employment upon 30 days prior written notice.

13.  Termination of Employment by the Company.

     13.1 The Company may terminate the Employee's employment and this Agreement at any time upon 14 days' written notice to the Employee. At the Company's discretion, the Employee will continue to perform his duties and will be paid his regular salary up to the date of termination; or the Company will pay the Employee severance pay in accordance with the labour laws of British Columbia, less applicable Government Deductions and Benefit Deductions.




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     13.2 Notwithstanding  anything to the contrary contained in this Agreement, the Company may (provided that the Common Shares of the Company have not been the subject of a successful takeover bid) terminate the Employee's employment upon 14 days' notice to the Employee without payment of any severance allowance should any of the following events occur:

          (a) The Company's decision to terminate its business and liquidate its assets; or

          (b) Bankruptcy or reorganization of the Company to protect its assets from creditors.

     13.3 Notwithstanding anything to the contrary contained in this Agreement; the Company may terminate the Employee's employment without notice and/or severance, if the Employee commits any of the following:

          (a) an act of fraud, dishonesty, negligent performance of employment duties or the dereliction of employment duties;

          (b) a breach of the terms of this Agreement or the Confidentiality and Non-Competition Agreement, which breach is not fully corrected by the Employee within 5 days of notice from the Company; or

          (c) any act or omission which constitutes "just cause" for dismissal under the laws of British Columbia.

14. Termination of Employment by the Employee. The Employee may, without cause, terminate his/her employment upon 30 days' written notice to the Company. Following such notice from the Employee, the Company may require the Employee to perform his duties to the date of termination and the Employee will be paid his regular salary to date of termination. If the Company does not require the Employee to remain for the duration of his/her notice, the Company may pay the Employee severance pay in accordance with the laws of British Columbia.

15. Death Benefit. If the Employee dies during the term of employment, the Company shall pay to the Employee's estate the Employee's prevailing salary less Government Deductions and Benefit Deductions up to and including the end of the month in which death occurred.

16. Assistance in Litigation. Employee shall upon reasonable notice and at the Company's expense, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment. The Employee may, at its option and at the Company's expense, retain a lawyer to attend with the Employee at any legal proceedings, which the Company requires the Employee to be present at.

17. Effect on Prior Agreements. This Agreement supersedes any prior employment agreement between the Company or any predecessor of the Company and the Employee.

18. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the Commercial Arbitration Center of Vancouver, British Columbia. Judgment upon the award rendered may be entered in any court with jurisdiction.




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19.  Severability.  If, for any reason,  any provision of this Agreement is held invalid, all other provisions of this Agreement shall remain in effect. If this Agreement is held invalid or cannot he enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this Agreement had not been executed.

20. Assumption of Agreement by Company's Successor and Assignees. The Company's rights and obligations under this Agreement will endure to the benefit and be binding upon the Company's successors and assignees.

21. Oral Modifications Not Binding. Oral modifications to this Agreement shall have no effect. This Agreement may be modified only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

22. Notices. Except as otherwise expressly provided herein, any and all notices or demands which must or maybe given hereunder or under any other instrument contemplated hereby shall be given by delivery in person or by regular mail or by facsimile transmission to the parties' respective address set out on the first page of this Agreement. All such communications, notices or presentations and demands provided for herein shall be deemed to have been delivered when actually delivered in person to the respective party, or if mailed, then on the date it would be delivered in the ordinary course of mail, or if sent by facsimile transmission, on the date of receipt of confirmation that the transmission has been received. Any party may change its address hereunder on twenty days notice to the other party in compliance with this section.

23. General. Time will be of the essence hereof. The Employee acknowledges and declares that he has been provided with sufficient time and opportunity to consider all factors relating to this Agreement, has retained, and consulted independent counsel to advise him, or in the alternative has elected to waive his right to retain and consult independent counsel. He further acknowledges and declares that he has read and understands the terms of this Agreement and has signed it voluntarily with full awareness of its consequences. This Agreement may not be assigned by the Employee without the express written consent of the Company. Wherever the singular masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine, and visa versa, where the contest or the parties so require. The headings used herein are for convenience of reference only and shall not affect the interpretation of this Agreement. Facsimile or photostat copies of signatures are acceptable and are of the same force and effect as original signatures for all intents and purposes. The waiver by either patty of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The provisions of sections 7 and 16 herein shall survive the termination of the Employee's employment and this Agreement. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument. The preambles or recitals hereto are hereby incorporated herein and form an integral part of this Agreement. This Agreement shall entire to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.




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IN WITNESS  WHEREOF the parties hereto have duly executed this  agreement  under seal as of the date first above written.

EDUVERSE ACCELERATED LEARNING              |
SYSTEMS (CANADA), INC.                     |
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(Authorized Signature)                     |
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SIGNED, SEALED and DELIVERED by            |
the Employee in the presence of:           |
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Signature                                  |        Signature of Employee
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Name                                       |
                                           |      ---------------------------
-------------------------------------      |             Date Signed
Address                                    |
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Occupation                                 |
                                           |





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                                  SCHEDULE "A"


This Schedule sets out the general duties of the position that the Employee has accepted with the Company. This Schedule may be amended by a written job description to be prepared by his/her Manager from time to time.

WORK DESCRIPTION: To perform sales and marketing activities for the Company.



























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